Exhibit 10.6.1

FIRST AMENDMENT

TO THE

PAYCOM SOFTWARE, INC.

ANNUAL INCENTIVE PLAN

This FIRST AMENDMENT TO THE PAYCOM SOFTWARE, INC. ANNUAL INCENTIVE PLAN (this “Amendment”), dated as of February 13, 2019, is made and entered into by Paycom Software, Inc., a Delaware corporation (the “Company”).  Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Paycom Software, Inc. Annual Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 8 of the Plan provides that the Committee may, at any time and from time to time, without the consent of Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; and

WHEREAS, the Committee desires to amend Section 5.2 of the Plan to add “annual revenue retention rate” to the definition of Performance Criteria.

NOW, THEREFORE, in accordance with Article 8 of the Plan, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1.The third sentence of Section 5.2 of the Plan is hereby amended by replacing the phrase “annualized new recurring revenue;” with the phrase “annual revenue retention rate; annualized new recurring revenue;”.

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * * * * *

Exhibit 10.6.1

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

                                  PAYCOM SOFTWARE, INC.

By:	/s/ Craig E. Boelte
Craig E. Boelte
Chief Financial Officer

Signature Page to the First Amendment to the

Paycom Software, Inc. Annual Incentive Plan